EXHIBIT 99.1

Harsco Corporation Reports Second Quarter 2013 Results

CAMP HILL, Pa., Aug. 8, 2013 (GLOBE NEWSWIRE) -- Diversified global industrial company Harsco Corporation (NYSE:HSC) today reported second quarter 2013 diluted earnings per share from continuing operations of $0.30, compared with $0.16 in the second quarter of 2012. Excluding special items, adjusted diluted earnings per share from continuing operations were $0.43 in the second quarter of 2012. There were no special items in the second quarter of 2013. (See the attached Non-GAAP Financial Measures tables for reconciliation of GAAP and adjusted results.)

CEO Comment

"Second quarter earnings per share were within our guidance range and driven by the performance of the Infrastructure, Rail and Industrial businesses," said Harsco President and CEO Patrick Decker. "The Metals & Minerals business, however, continues to face macro industry challenges and as a result, this business performed below our expectations.

"We are confident that we are taking the steps necessary to better position Harsco for financial and operational success," continued Mr. Decker. "At the same time, we are also aware of the need to achieve our goals more quickly and deliver more value to all of our stakeholders. To that end, we are executing a comprehensive simplification program that is focused on improving our operating model to increase our speed and ability to execute. We are also continuing to explore ways to optimize our portfolio of businesses to drive future growth. We believe that these initiatives are highly complementary and demonstrate our commitment to improving Harsco's financial profile and shareholder returns."

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)
	2Q 13	2Q 12	% Change
Revenues	$ 760	$ 771	-1%
Operating income from continuing operations--GAAP	$ 51	$ 35	47%
Operating margin from continuing operations--GAAP	6.7%	4.5%
Diluted EPS from continuing operations--GAAP	$ 0.30	$ 0.16	88%
Special items per diluted share	$ --	$ 0.27
Adjusted operating income--excluding special items	$ 51	$ 58	-12%
Adjusted operating margin--excluding special items	6.7%	7.5%
Diluted EPS from continuing operations--excluding special items	$ 0.30	$ 0.43	-30%
Return on invested capital (trailing 12 months)	4.6%	4.8%

Consolidated Second Quarter Operating Results

Total revenues declined 1 percent to $760 million, primarily due to lower Metals & Minerals volume in the face of continued end-market weakness. This was partially offset by volume growth in Infrastructure and Industrial.

Operating income from continuing operations increased 47 percent to $51 million. Excluding special items, adjusted operating income from continuing operations declined 12 percent, primarily due to lower Metals & Minerals results. These factors were partially offset by strong profit growth in Rail. Adjusted operating margin declined 80 basis points.

Second Quarter Business Review

Metals & Minerals

($ in millions)
	2Q 13	2Q 12	% Change
Revenues	$ 336	$ 365	-8%
Operating income--GAAP	$ 24	$ 31	-22%
Operating margin--GAAP	7.2%	8.5%
Special items	$ --	$ 0.9
Adjusted operating income--excluding special items	$ 24	$ 32	-25%
Adjusted operating margin--excluding special items	7.2%	8.7%
Customer liquid steel tons (millions)	39.6	43.6	-9%

Revenues declined 8 percent to $336 million, principally due to lower by-product sales, reduced steel production volumes, the exit of certain underperforming contracts and an extended production outage at a large customer location in North America. These factors were partially offset by the benefit of new contracts coming on line.

Operating income declined 25 percent to $24 million from adjusted operating income of $32 million in the prior-year quarter. Operating margin decreased 150 basis points to 7.2 percent from last year's adjusted 8.7 percent. This performance primarily reflected lower by-product sales, which have higher margins. This was partially offset by lower selling, general and administrative expenses.

Infrastructure

($ in millions)
	2Q 13	2Q 12	% Change
Revenues	$ 251	$ 235	7%
Operating loss--GAAP	$ (2)	$ (24)	91%
Operating margin--GAAP	-0.9%	-10.4%
Special items	$ --	$ 22
Adjusted operating loss--excluding special items	$ (2)	$ (3)	17%
Adjusted operating margin--excluding special items	-0.9%	-1.1%
Rental equipment utilization rate	58.7%	59.3%

Revenues grew 7 percent to $251 million, reflecting improved volume for industrial services and rental equipment in certain geographies. Foreign currency translation positively impacted revenues by $3 million.

Infrastructure's operating loss was $2 million, slightly better than the prior-year quarter's adjusted operating loss. This performance reflected a higher mix of lower-margin revenues and continued softness in certain European countries.

Rail

($ in millions)
	2Q 13	2Q 12	% Change
Revenues	$ 79	$ 80	-1%
Operating income	$ 16	$ 12	34%
Operating margin	20.5%	15.1%

Revenues declined 1 percent to $79 million, primarily due to lower contract services volume, which was partially offset by strong parts sales.

Operating income increased 34 percent and operating margin improved 540 basis points, reflecting the aforementioned higher part sales and a favorable mix of equipment deliveries.

Industrial

($ in millions)
	2Q 13	2Q 12	% Change
Revenues	$ 94	$ 91	3%
Operating income	$ 16	$ 17	-5%
Operating margin	17.2%	18.5%

Revenues increased 3 percent to $94 million, primarily due to improved demand for grating products, which was partially offset by lower volume for industrial boilers.

Operating income declined 5 percent to $16 million and operating margin declined 130 basis points, reflecting lower pricing for grating products, which was partially offset by a favorable mix for air-cooled heat exchangers.

Cash Flow

Free cash flow was ($44) million in the first six months of 2013, compared with ($31) million in the prior-year period. This cash flow performance primarily reflected lower proceeds from non-core asset sales, higher capital investments to drive future growth and the timing of cash collections at quarter-end. The Company expects free cash flow to approximate $50 to $75 million in 2013.

Third Quarter 2013 Outlook

Metals & Minerals' revenues for the third quarter are expected to decline 10 to 12 percent versus the prior-year quarter and operating margin is anticipated to be slightly lower year over year. This outlook reflects challenging conditions in the global steel industry, particularly reduced by-product sales and an extended outage at a major customer location, as well as lower steel production volumes. The Company anticipates these factors to be partially offset by growth from higher-return contracts coming on line.

Infrastructure's revenues are expected to grow in the high-single digits versus the prior-year quarter and operating margin is expected to improve slightly year over year. This outlook reflects improvement in the United States and continued challenges in certain European countries.

Rail's revenues are expected to decline in the high teens versus the prior-year quarter and operating margin is anticipated to be in the mid-single digits. This outlook reflects an unfavorable mix of equipment deliveries and lower contract services volume compared with the prior-year quarter. These factors are expected to be partially offset by higher parts volume. The timing and mix of equipment deliveries can cause variability in Rail's results from quarter to quarter. The Company believes Rail's operating margin will approximate the low-to-mid teens for the full year 2013.

Industrial's revenues are expected to increase in the low-single digits and operating margin is expected to be in the mid-to-high teens. This business continues to see solid demand for its products.

The Company expects its effective income tax rate will approximate 31 percent in the third quarter. This modest increase from historical levels is due to losses from operations in certain jurisdictions where tax benefits will not be able to be recognized, as well as the geographic mix of income. Going forward, there may be some variability in the reported GAAP tax rate from quarter to quarter depending on the actual geographic mix of earnings.

Based on the aforementioned factors, the Company expects diluted earnings per share from continuing operations in the third quarter to range from $0.17 to $0.22. The Company reported diluted earnings per share from continuing operations of $0.39, excluding special items, in the third quarter of 2012.

Conference Call

As previously announced, the Company will hold a conference call today at 10:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 19838645. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about the Company's outlook for the third quarter of 2013, management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, revenues, cash flows, earnings and Economic Value Added ("EVA®"). Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of stock and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (7) the seasonal nature of the Company's business; (8) the Company's ability to successfully enter into new contracts and complete new acquisitions or joint ventures in the timeframe contemplated, or at all; (9) the integration of the Company's strategic acquisitions; (10) the amount and timing of repurchases of the Company's common stock, if any; (11) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (12) the outcome of any disputes with customers; (13) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (14) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (15) the Company's ability to successfully implement its strategic initiatives and portfolio optimization and the impact of such initiatives; (16) risk and uncertainty associated with intangible assets; and (17) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2012. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that play a fundamental role in worldwide economic development, including steel and metals production, construction, railways and energy. Harsco's common stock is a component of the S&P MidCap 400 Index and the Russell 1000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands, except per share amounts)	2013	2012	2013	2012
Revenues from continuing operations:
Service revenues	$ 584,908	$ 598,823	$ 1,136,063	$ 1,197,523
Product revenues	174,828	171,752	339,068	325,387
Total revenues	759,736	770,575	1,475,131	1,522,910

Costs and expenses from continuing operations:
Cost of services sold	460,305	469,998	903,701	953,423
Cost of products sold	116,849	114,782	237,711	225,024
Selling, general and administrative expenses	125,623	125,594	250,321	254,797
Research and development expenses	2,184	2,686	4,380	4,746
Other expenses	3,928	22,876	2,386	62,968
Total costs and expenses	708,889	735,936	1,398,499	1,500,958
Operating income from continuing operations	50,847	34,639	76,632	21,952
Interest income	830	882	1,236	1,556
Interest expense	(12,855)	(11,608)	(24,598)	(24,432)
Income (loss) from continuing operations before income taxes and equity income	38,822	23,913	53,270	(924)
Income tax expense	(11,508)	(10,446)	(16,473)	(14,944)
Equity in income of unconsolidated entities, net	595	128	581	297
Income (loss) from continuing operations	27,909	13,595	37,378	(15,571)
Discontinued operations:
Loss on disposal of discontinued business	(863)	(515)	(1,505)	(1,165)
Income tax benefit related to discontinued business	330	193	575	437
Loss from discontinued operations	(533)	(322)	(930)	(728)
Net income (loss)	27,376	13,273	36,448	(16,299)
Less: Net income attributable to noncontrolling interests	(3,578)	(562)	(5,405)	(359)
Net income (loss) attributable to Harsco Corporation	$ 23,798	$ 12,711	$ 31,043	$ (16,658)

Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$ 24,331	$ 13,033	$ 31,973	$ (15,930)
Loss from discontinued operations, net of tax	(533)	(322)	(930)	(728)
Net income (loss) attributable to Harsco Corporation common stockholders	$ 23,798	$ 12,711	$ 31,043	$ (16,658)

Weighted-average shares of common stock outstanding	80,760	80,631	80,733	80,605
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ 0.30	$ 0.16	$ 0.40	$ (0.20)
Discontinued operations	(0.01)	--	(0.01)	(0.01)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$ 0.29	$ 0.16	$ 0.38 (a)	$ (0.21)

Diluted weighted-average shares of common stock outstanding	81,004	80,882	80,967	80,605
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ 0.30	$ 0.16	$ 0.39	$ (0.20)
Discontinued operations	(0.01)	--	(0.01)	(0.01)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$ 0.29	$ 0.16	$ 0.38	$ (0.21)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2013	December 31 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 89,001	$ 95,250
Trade accounts receivable, net	631,955	600,264
Other receivables	41,659	39,836
Inventories	244,836	236,512
Other current assets	96,181	94,581
Total current assets	1,103,632	1,066,443
Property, plant and equipment, net	1,232,874	1,266,225
Goodwill	418,053	429,198
Intangible assets, net	67,271	77,726
Other assets	153,045	136,377
Total assets	$ 2,974,875	$ 2,975,969
LIABILITIES
Current liabilities:
Short-term borrowings	$ 10,157	$ 8,560
Current maturities of long-term debt	5,813	3,278
Accounts payable	231,335	221,479
Accrued compensation	75,876	94,398
Income taxes payable	11,526	10,109
Dividends payable	16,536	16,520
Insurance liabilities	20,253	19,434
Advances on contracts	37,924	47,696
Other current liabilities	199,437	216,101
Total current liabilities	608,857	637,575
Long-term debt	1,039,337	957,428
Deferred income taxes	18,931	18,880
Insurance liabilities	59,629	63,248
Retirement plan liabilities	348,515	385,062
Other liabilities	43,862	52,152
Total liabilities	2,119,131	2,114,345
EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,222	140,080
Additional paid-in capital	156,959	152,645
Accumulated other comprehensive loss	(425,146)	(411,168)
Retained earnings	1,673,423	1,675,490
Treasury stock	(746,045)	(745,205)
Total Harsco Corporation stockholders' equity	799,413	811,842
Noncontrolling interests	56,331	49,782
Total equity	855,744	861,624
Total liabilities and equity	$ 2,974,875	$ 2,975,969

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2013	2012	2013	2012

Cash flows from operating activities:
Net income (loss)	$ 27,376	$ 13,273	$ 36,448	$ (16,299)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	60,358	61,435	121,640	126,889
Amortization	4,403	4,579	8,847	11,067
Deferred income tax benefit	(1,121)	(4,434)	(2,528)	(11,801)
Equity in income of unconsolidated entities, net	(595)	(128)	(581)	(297)
Dividends or distributions from unconsolidated entities	--	154	--	154
Harsco 2011/2012 Restructuring Program non-cash adjustment	--	7,312	--	19,558
Other, net	(1,977)	(6,154)	(2,157)	(15,984)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(17,290)	(5,776)	(47,398)	(5,564)
Inventories	(2,606)	(7,581)	(13,363)	(24,850)
Accounts payable	(3,303)	1,571	9,949	(7,951)
Accrued interest payable	(5,308)	(5,521)	566	31
Accrued compensation	2,943	6,041	(14,782)	(5,719)
Harsco Infrastructure Segment 2010 Restructuring Program accrual	(211)	(1,434)	(295)	(2,751)
Harsco 2011/2012 Restructuring Program accrual	(2,896)	(2,909)	(10,950)	(3,508)
Other assets and liabilities	(6,819)	(23,255)	(29,027)	(27,228)

Net cash provided by operating activities	52,954	37,173	56,369	35,747

Cash flows from investing activities:
Purchases of property, plant and equipment	(66,458)	(55,056)	(120,191)	(107,845)
Proceeds from sales of assets	4,258	14,085	14,853	36,573
Other investing activities, net	(5,303)	3,368	(2,400)	1,348

Net cash used by investing activities	(67,503)	(37,603)	(107,738)	(69,924)

Cash flows from financing activities:
Short-term borrowings, net	95	(6,839)	4,188	(26,366)
Current maturities and long-term debt:
Additions	63,676	80,010	127,395	219,076
Reductions	(36,213)	(62,980)	(51,277)	(124,176)
Cash dividends paid on common stock	(16,557)	(16,530)	(33,093)	(33,029)
Dividends paid to noncontrolling interests	(1,900)	(2,072)	(2,655)	(2,072)
Contributions from noncontrolling interests	3,645	50	4,502	7,985
Purchase of noncontrolling interests	--	--	(166)	--
Common stock issued - options	157	183	371	725
Other financing activities, net	--	--	--	(2,708)

Net cash provided (used) by financing activities	12,903	(8,178)	49,265	39,435

Effect of exchange rate changes on cash	(2,294)	(6,627)	(4,145)	(5,073)

Net increase (decrease) in cash and cash equivalents	(3,940)	(15,235)	(6,249)	185

Cash and cash equivalents at beginning of period	92,941	136,604	95,250	121,184

Cash and cash equivalents at end of period	$ 89,001	$ 121,369	$ 89,001	$ 121,369

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended June 30, 2013		Three Months Ended June 30, 2012
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 336,146	$ 24,064	$ 364,923	$ 31,001

Harsco Infrastructure	251,172	(2,228)	234,570	(24,349)

Harsco Rail	78,646	16,149	79,627	12,035

Harsco Industrial	93,772	16,115	91,455	16,955

General Corporate	--	(3,253)	--	(1,003)

Consolidated Totals	$ 759,736	$ 50,847	$ 770,575	$ 34,639

	Six Months Ended June 30, 2013		Six Months Ended June 30, 2012
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 673,470	$ 43,821	$ 724,874	$ 53,312

Harsco Infrastructure	467,231	(14,244)	472,542	(77,891)

Harsco Rail	150,212	19,491	147,675	21,366

Harsco Industrial	184,218	32,251	177,819	30,953

General Corporate	--	(4,687)	--	(5,788)

Consolidated Totals	$ 1,475,131	$ 76,632	$ 1,522,910	$ 21,952

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2013	2012	2013	2012

Diluted earnings (loss) per share from continuing operations, as reported	$ 0.30	$ 0.16	$ 0.39	$ (0.20)

- 2011/2012 Restructuring Program charge (a)	--	0.33	--	0.74

- Gains associated with exited countries (b)	--	(0.06)	--	(0.06)

- Former CEO separation expense (c)	--	--	--	0.04

- Gains on pension curtailment (d)	--	--	--	(0.02)

Adjusted diluted earnings per share from continuing operations	$ 0.30	$ 0.43	$ 0.39	$ 0.50

(a)  Charges resulting from the Company's previously announced restructuring program in Infrastructure (2Q 2012 $28.4 million pre-tax; 6 months 2012 $64.0 million pre-tax) and Metals & Minerals (2Q 2012 $0.9 million pre-tax; 6 months 2012 $0.7 million pre-tax).

(b)  Non-cash gains related to the closure of certain European operations in Infrastructure (2Q 2012 $6.8 million pre-tax).

(c)  Separation expense for former CEO (1Q 2012 $4.1 million pre-tax).

(d)  Pension curtailment gains in Metals & Minerals (1Q 2012 $1.7 million pre-tax).

The Company's management believes diluted earnings per share from continuing operations excluding special items, a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS (a) (Unaudited)
(In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals
Three Months Ended June 30, 2013
Operating income (loss), as reported	$24,064	$ (2,228)	$16,149	$16,115	$ (3,253)	$50,847
Revenues, as reported	$336,146	$251,172	$78,646	$93,772	$ --	$759,736
Operating margin %, excluding special items (b)	7.2%	-0.9%	20.5%	17.2%		6.7%

Three Months Ended June 30, 2012

Operating income (loss), excluding special items	$ 31,913	$ (2,689)	$ 12,102	$ 16,955	$ (736)	$ 57,545
Revenues, as reported	$364,923	$234,570	$79,627	$91,455	$ --	$770,575
Operating margin %, excluding special items	8.7%	-1.1%	15.2%	18.5%		7.5%

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals

Six Months Ended June 30, 2013
Operating income (loss), as reported	$43,821	$ (14,244)	$ 19,491	$ 32,251	$ (4,687)	$76,632
Revenues, as reported	$673,470	$467,231	$150,212	$184,218	$ --	$1,475,131
Operating margin %, excluding special items (b)	6.5%	-3.0%	13.0%	17.5%		5.2%

Six Months Ended June 30, 2012

Operating income (loss), excluding special items	$ 52,303	$ (20,651)	$ 21,433	$ 30,953	$ (1,322)	$ 82,716
Revenues, as reported	$724,874	$472,542	$147,675	$177,819	$ --	$1,522,910
Operating margin %, excluding special items	7.2%	-4.4%	14.5%	17.4%		5.4%

(a)  The Company's management believes operating margin excluding special items, a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance, both on a consolidated basis and at the segment level.

(b)  No special items were excluded in 2013.

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS (a) (Unaudited) (in thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals
Three Months Ended June 30, 2013

Operating income (loss), as reported (b)	$ 24,064	$ (2,228)	$ 16,149	$ 16,115	$ (3,253)	$ 50,847
Revenues, as reported	$ 336,146	$ 251,172	$ 78,646	$ 93,772	$ --	$ 759,736

Three Months Ended June 30, 2012

Operating income (loss), as reported	$ 31,001	$ (24,349)	$ 12,035	$ 16,955	$ (1,003)	$ 34,639

- 2011/2012 Restructuring Program charge	912	28,414	67	--	267	29,660
- Gains associated with exited countries	--	(6,754)	--	--	--	(6,754)
Operating income (loss), excluding special items	$ 31,913	$ (2,689)	$ 12,102	$ 16,955	$ (736)	$ 57,545
Revenues, as reported	$ 364,923	$ 234,570	$ 79,627	$ 91,455	$ --	$ 770,575

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals
Six Months Ended June 30, 2013

Operating income (loss), as reported (b)	$ 43,821	$ (14,244)	$ 19,491	$ 32,251	$ (4,687)	$ 76,632
Revenues, as reported	$ 673,470	$ 467,231	$ 150,212	$ 184,218	$ --	$ 1,475,131

Six Months Ended June 30, 2012

Operating income (loss), as reported	$ 53,312	$ (77,891)	$ 21,366	$ 30,953	$ (5,788)	$ 21,952

- 2011/2012 Restructuring Program charge	707	63,994	67	--	341	65,109
- Gains associated with exited countries	--	(6,754)	--	--	--	(6,754)
- Former CEO separation expense	--	--	--	--	4,125	4,125
- Gains on pension curtailment	(1,716)	--	--	--	--	(1,716)
Operating income (loss), excluding special items	$ 52,303	$ (20,651)	$ 21,433	$ 30,953	$ (1,322)	$ 82,716
Revenues, as reported	$ 724,874	$ 472,542	$ 147,675	$ 177,819	$ --	$ 1,522,910

(a)     The Company's management believes operating income excluding special items, a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance, both on a consolidated basis and at the segment level.

(b)     No special items were excluded in 2013.

HARSCO CORPORATION
FREE CASH FLOW (a) (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2013	2012	2013	2012
Net cash provided by operating activities	$ 52,954	$ 37,173	$ 56,369	$ 35,747
Less maintenance capital expenditures (b)	(38,878)	(32,671)	(66,137)	(68,503)
Less growth capital expenditures (c)	(27,580)	(22,385)	(54,054)	(39,342)
Plus capital expenditures for strategic ventures (d)	2,646	2,981	4,764	4,264
Plus total proceeds from sales of assets (e)	4,258	14,085	14,853	36,573
Free Cash Flow	$ (6,600)	$ (817)	$ (44,205)	$ (31,261)

(a)  The Company's management believes that free cash flow, a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(b)  Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewals.

(c)  Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(d)  Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.

(e)  Asset sales are a normal part of the business model, primarily for the Harsco Infrastructure and Harsco Metals & Minerals Segments.

HARSCO CORPORATION
ADJUSTED RETURN ON INVESTED CAPITAL (a)
	Trailing Twelve Months for Period Ended June 30
(in thousands)	2013	2012
Net loss, as reported	$ (206,911)	$ (77,326)
Special items:
-Goodwill impairment charge – Harsco Infrastructure	265,038	--
-Restructuring charges (b)	29,389	165,889
-Charges to exit Harsco Metals & Minerals contract (c)	7,645	--
-Gains associated with exited countries (d)	(4,152)	(6,754)
-Former CEO separation expense	--	4,125
-Gains on pension curtailment	--	(1,716)
-Taxes on above special items	(4,625)	(20,643)
-Non-cash tax charge (e)	--	36,833
Adjusted net income	$ 86,384	$ 100,408

Total equity	$ 855,744	$ 1,159,589
Plus long-term debt	1,039,337	949,625
Total capital	$ 1,895,081	$ 2,109,214

Adjusted return on invested capital	4.6%	4.8%

(a)  The Company's management believes return on invested capital excluding special items, a non-GAAP financial measure, is meaningful in evaluating efficiency and effectiveness of the Company's long-term capital investments. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

(b)  Charges resulting from the Company's previously announced 2011/2012 Restructuring Program.

(c)  Charges as a result of exiting an underperforming contract in Harsco Metals & Minerals.

(d)  Non-cash gains related to the closure of operations in certain countries in Harsco Infrastructure.

(e)  Non-cash tax charge against U.K. deferred tax assets.

CONTACT: Investor Contact
         Jim Jacobson
         717.612.5628
         jjacobson@harsco.com

         Media Contact
         Kenneth D. Julian
         717.730.3683
         kjulian@harsco.com